UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 814-4200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
     On November 3, 2009, Novelis Inc. issued a press release reporting the company’s financial results for its quarter ended September 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety. A copy of investor presentation materials relating to such financial results is attached hereto as Exhibit 99.2 and is incorporated by reference herein in its entirety. The presentation materials use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow and Pre-Tax Income (Loss) Excluding Certain Items.
EBITDA and Adjusted EBITDA. EBITDA consists of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA for unrealized (gains) losses on change in fair value of derivative instruments, impairment of goodwill, gain on extinguishment of debt, adjustment to eliminate proportional consolidation, restructuring charges and certain other costs. EBITDA and Adjusted EBITDA are measures commonly used in the company’s industry, and the company presents EBITDA and Adjusted EBITDA to enhance investors’ understanding of the company’s operating performance. Novelis believes that EBITDA and Adjusted EBITDA are operating performance measures, and not liquidity measures, that provide investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP, and the company’s EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA have important limitations as an analytical tool, and investors should not consider them in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:
•	do not reflect the company’s cash expenditures or requirements for capital expenditures or capital commitments;

•	do not reflect changes in, or cash requirements for, the company’s working capital needs; and

•	do not reflect any costs related to the current or future replacement of assets being depreciated and amortized.
     Additionally, a form of adjusted EBITDA, used in the company’s senior secured credit facilities, 7.25% senior notes and 11.5% senior notes, is used for debt covenant compliance purposes, which has additional adjustments to Adjusted EBITDA which may decrease or increase adjusted EBITDA for purposes of these financial covenants.
Free Cash Flow. Free Cash Flow consists of: (a) net cash provided by (used in) operating activities; (b) plus net cash provided by (used in) investing activities and (c) less proceeds from sales of assets. Management believes that Free Cash Flow is relevant to investors as it provides a measure of the cash generated internally that is available for debt service and other value creation opportunities. However, Free Cash Flow is not a measurement of financial performance or liquidity under GAAP and does not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of Free Cash Flow. In addition, the company’s method of calculating Free Cash Flow may not be consistent with that of other companies.
Pre-Tax Income (Loss) Excluding Certain Items. Pre-Tax Income (Loss) Excluding Certain Items adjusts income before income taxes for restructuring charges, unrealized gains (losses) on change in fair value of derivative instruments, charges related to the settlement of tax litigation in Brazil and charges related to the reversal of an accrued legal claim. Novelis believes that Pre-Tax Income (Loss) Excluding Certain Items enhances the overall understanding of the company’s current financial performance. Specifically, management believes this non-GAAP financial measure provides useful information to investors by excluding or adjusting certain items, which impact the comparability of the company’s core operating results. With respect to unrealized gains (losses) on change in fair value of derivative instruments, management adjusts pre-tax income to eliminate the volatility created between periods due to changes in the fair value of derivative instruments before the derivative instruments are settled. With respect to restructuring charges, our charge related to the Brazilian tax settlement and our charge related to reversal of an accrued legal claim, management believes these excluded items are not reflective of fixed costs that the company believes it will incur over the long term. This financial measure should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
All information in the news release and the presentation materials speak as of the date thereof and Novelis does not assume any obligation to update said information in the future.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release, dated November 3, 2009 (furnished to the Commission as a part of this Form 8-K).

99.2	Presentation materials, dated November 3, 2009 (furnished to the Commission as a part of this Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: November, 3 2009	By:	/s/ Christopher Courts
Christopher Courts
Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated November 3, 2009 (furnished to the Commission as a part of this Form 8-K).

99.2	Presentation materials, dated November 3, 2009 (furnished to the Commission as a part of this Form 8-K).